UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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Aethlon Medical, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	13-3632859
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

11555 Sorrento Valley Road, Suite 203

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

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Aethlon Medical, Inc. 2020 Equity Incentive Plan

(Full title of the plan)

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James B. Frakes

Chief Executive Officer and Chief Financial Officer

Aethlon Medical, Inc.

11555 Sorrento Valley Road, Suite 203

San Diego, California 92121

(619) 941-0360

(Name, address, and telephone number, including area code, of agent for service)

____________

Copies to:

Dennis J. Doucette, Esq.

Procopio, Cory, Hargreaves & Savitch LLP

12544 High Bluff Drive, Suite 400

San Diego, CA 92130

(858) 720-6300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

 REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Aethlon Medical, Inc. (the “Company”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) to register an additional 100,000 shares of Company common stock, par value $0.001 per share (“Common Stock”), which additional shares were approved by the Company’s stockholders on February 23, 2026, for issuance under the Company’s 2020 Equity Incentive Plan (the “Original Plan”), as amended on September 15, 2022 (the “First Amendment”), September 27, 2024 (the “Second Amendment”), and February 19, 2026 (the “Third Amendment,” and together with the Original Plan, the First Amendment and the Second Amendment, the “2020 Plan”).

Such additional 100,000 shares of Common Stock were added to the 2020 Plan pursuant to the Third Amendment and are in addition to the shares of Common Stock (as adjusted for the Reverse Stock Splits, as defined below) issuable pursuant to the 2020 Plan registered on the Company’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on September 15, 2020 (Commission File No. 333-248820), September 19, 2022 (Commission File No. 333-267504), and November 15, 2024 (Commission File No. 333-283690), the contents of which are hereby incorporated by reference into this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth in this Registration Statement or by any subsequently filed document.

On June 9, 2025, the Company effected a one-for-eight reverse stock split of the Company’s issued and outstanding shares of Common Stock (the “June Reverse Stock Split,” and together with the October Reverse Stock Split, the “Reverse Stock Splits”). As a result of the June Reverse Stock Split, every eight shares of Common Stock issued and outstanding as of 5:00 p.m. Eastern Time on June 9, 2025 were combined into one share of Common Stock. The number of shares issuable pursuant to 2020 Plan were also adjusted proportionally as a result of the June Reverse Stock Split.

On October 20, 2025, the Company effected a one-for-ten reverse stock split of the Company’s issued and outstanding shares of Common Stock (the “October Reverse Stock Split”). As a result of the October Reverse Stock Split, every ten shares of Common Stock issued and outstanding as of 5:00 p.m. Eastern Time on October 20, 2025 were combined into one share of Common Stock. The number of shares issuable pursuant to the 2020 Plan were also adjusted proportionally as a result of the October Reverse Stock Split.

The approval of the Third Amendment by the Company’s stockholders at the Company’s 2026 Annual Meeting is more fully described in the Company’s Current Report on Form 8-K filed with the Commission on February 23, 2026, which is incorporated herein by reference.

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PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Commission pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026, filed with the Commission on June 10, 2026;

•	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed by the Company with the Commission under Section 12(b) of the Exchange Act, on July 8, 2015, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.16 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020, filed with the Commission on June 25, 2020.

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing such reports and documents.

Any statement contained in a document incorporated by, or deemed incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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Item 8	Exhibits

(d)       Exhibits

		Incorporation by Reference
Exhibit Number	Exhibit Description	Form	Filing Date	Exhibit	Filed Herewith
4.1	Articles of Incorporation, as amended.	8-K	September 19, 2022	3.1
4.2	Certificate of Amendment to Articles of Incorporation.	8-K	February 23, 2026	3.1
4.3	Amended and Restated Bylaws of the Company.	8-K	September 12, 2019	3.1
5.1	Opinion of Procopio, Cory, Hargreaves & Savitch LLP.				X
23.1	Consent of Haskell & White LLP, independent registered public accounting firm.				X
23.2	Consent of Procopio, Cory, Hargreaves & Savitch LLP (incorporated by reference to Exhibit 5.1 to this Registration Statement on Form S-8).				X
24.1	Power of Attorney (included on the signature page hereto)				X
99.1	Aethlon Medical, Inc. 2020 Equity Incentive Plan, as amended to date, Form of Restricted Stock Grant, Form of Option Grant and Agreement.	8-K	February 23, 2026	10.1
107	Filing Fee Table				X

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 10, 2026.

Aethlon Medical, Inc.

By:	/s/ James B. Frakes
James B. Frakes
Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James B. Frakes as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to file and sign any and all amendments to this Registration Statement, including any and all post-effective amendments, and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

***

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James B. Frakes	Chief Executive Officer, Chief Financial Officer and Director (Principal Executive, Financial and Accounting Officer)	June 10, 2026
James B. Frakes

/s/ Edward G. Broenniman	Chairman of the Board, Director	June 10, 2026
Edward G. Broenniman

/s/ Chetan Shah	Director	June 10, 2026
Chetan Shah, MD

/s/ Angela Rossetti	Director	June 10, 2026
Angela Rossetti

/s/ Nicolas Gikakis	Director	June 10, 2026

Nicolas Gikakis

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